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                                                                   Exhibit 10.12

                               EXCHANGE AGREEMENT


        THIS STOCK PURCHASE AGREEMENT (this "Agreement") is made as of the 30th day of April 2000 by and between Venture Catalyst Incorporated, a Utah corporation ("Issuer"), and Jonathan Ungar ("Ungar") and Alan Henry Woods ("Woods" and, together with Ungar, "Purchasers").

        THE PARTIES HEREBY AGREE AS FOLLOWS:

1.      Purchase and Sale of Stock.

        A. Subject to the terms and conditions of this Agreement, Purchasers agree to purchase and Issuer agrees to sell to Purchasers an aggregate of 579,105 shares (the "Shares") of Common Stock, $0.001 par value per share (the "Common Stock"), of Issuer and warrants ("the Warrants") to purchase up to an aggregates of 144,775 shares of Common Stock. The allocation of the Shares and the Warrants is as set forth on Exhibit A attached hereto. The Warrants will be in substantially the form attached hereto as Exhibit B.

        B. Purchase Price. Upon the terms and subject to the conditions set forth in this Agreement, in reliance upon the representations, warranties, covenants and agreements of Purchasers contained herein, and in exchange for the Shares, Issuer agrees to issue to Purchasers the Shares and the Warrants in full accord and satisfaction of (i) the two promissory notes of Issuer issued to Purchasers dated September 5, 1999 (the "1999 Notes"), each in the initial principal amount of $1,000,000, including all accrued and unpaid interest thereon (ii) the $589,517 principal payment due September 2000 pursuant to that certain promissory note of Issuer issued to Ungar dated September 30, 1996 (the "1996 Note") in the initial principal amount of $1,768,550 and (iii) all interest, whether accrued or accruing, through September 2000 on the 1996 Note and the two promissory notes of Issuer issued to Ungar dated September 15, 1997 and September 15, 1998 (the "Remaining Notes") each in the initial principal amount of $1,000,000. The 1999 Notes, the 1996 Note and the Remaining Notes are referred to as the Notes.

2.      Representations and Warranties of Purchaser.

        Each Purchaser, severally and not jointly, hereby represents and warrants to Issuer as follows:

                (a) Such Purchaser is the legal and beneficial owner and holder of the Notes originally issued to such Purchaser, free and clear of any lien, pledge and encumbrance or any claim of any third party. No rights in any of the Notes have been transferred other than as contemplated by this Agreement.

                (b) This Agreement constitutes a valid and legally binding obligation of such



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        Purchaser, enforceable in accordance with its terms except (i) as limited by applicable bankruptcy, insolvency, reorganization, moratorium, and other laws of general application affecting enforcement of creditors' rights generally, and (ii) as limited by laws relating to the availability of specific performance, injunctive relief, or other equitable remedies.

                (c) The transactions contemplated by this Agreement do not violate any of the rights of such Purchaser, whether under that certain Stock Purchase and Settlement Agreement dated September 27, 1996 or otherwise. Such Purchaser agrees to, and hereby does, waive any claims such Purchaser may have, whether now or in the future, as a result of the transactions contemplated by this Agreement.

                (d) Purchaser has not entered into any contract, arrangement or understanding with any person or firm which may result in the obligation of Issuer to pay any finder's fees, brokerage or agent's commissions or other like payments in connection with the negotiations leading to this Agreement or the consummation of the transactions contemplated hereby, and Purchaser is not aware of any claim or basis for any claim for payment of any finder's fees, brokerage or agent's commissions or other like payments in connection with negotiations leading to this Agreement or the consummation of the transactions contemplated hereby. Purchaser shall indemnify Issuer for any claims arising out of any breach of the foregoing representation.

                (e) Purchaser represents that he understands that (i) the Shares and Warrants being acquired by Purchaser pursuant to this Agreement have not been registered under the Securities Act of 1933, as amended (the "1933 Act") and is being issued in reliance upon the exemption afforded by Section 4(2) thereof for transactions by an issuer not involving any public offering, (ii) such Shares and Warrants must be held indefinitely unless a subsequent disposition thereof is registered under the 1933 Act or is exempt from such registration, (iii) such Shares and Warrants will bear a legend to such effect, and (iv) Issuer will make a notation on its transfer books to such effect. Purchaser further represents that (i) such Shares and Warrants are being acquired for investment and without any present view toward distribution thereof to any other person, (ii) he will not sell or otherwise dispose of the Shares and Warrants except in compliance with the registration requirements or exemption provisions under the 1933 Act, the rules and regulations thereunder, and as otherwise set forth by the Securities and Exchange Commission (the "Commission"), (iii) he has knowledge and experience in financial and business matters and that he is capable of evaluating the risks and merits of an investment in the Shares and Warrants, (iv) he has consulted with counsel, to the extent deemed necessary, as to all matters covered by this Agreement and has not relied upon Issuer for any explanation of the application of the various federal or state securities laws with regard to the acquisition of such Shares and Warrants, (v) he has investigated and is familiar with the affairs, financial condition and prospects of Issuer, and has been given sufficient access to and has acquired sufficient information about Issuer to reach an informed and knowledgeable decision to acquire such Shares and Warrants, and (vi) he is able to bear the economic risks of such an investment.

3.      Representations and Warranties of Issuer.

        Issuer hereby represents and warrants to Purchasers as follows:

                (a) Issuer has the necessary corporate power and authority to enter into this



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        Agreement and this Agreement constitutes a valid and legally binding obligation of Issuer, enforceable in accordance with its terms, except
        (i) as limited by applicable bankruptcy, insolvency, reorganization, moratorium, and other laws of general application affecting enforcement of creditors' rights generally, and (ii) as limited by laws relating to the availability of specific performance, injunctive relief, or other equitable remedies. The Shares, when issued in accordance with this Agreement, have been duly issued and shall be fully paid and non-assessable. The shares of Common Stock underlying the Warrants, when issued in accordance with the terms of the Warrants, will be duly issued, fully paid and non-assessable.

                (b) Issuer has not entered into any contract, arrangement or understanding with any person or firm which may result in the obligation of Purchasers to pay any finder's fees, brokerage or agent's commissions or other like payments in connection with the negotiations leading to this Agreement or the consummation of the transactions contemplated hereby, and Issuer is not aware of any claim or basis for any claim for payment of any finder's fees, brokerage or agent's commissions or other like payments in connection with negotiations leading to this Agreement or the consummation of the transactions contemplated hereby. Issuer shall indemnify Purchasers for any claims arising out of any breach of the foregoing representation.

4.      Registration Rights.

4.1     Registration Procedures. The Issuer shall:

                (a) within five days after the filing of Issuer's Annual Report on Form 10-KSB for the period ended June 30, 2000, prepare and file with the Commission a registration statement on appropriate form (the "Registration Statement") pursuant to the 1933 Act relating to the resale of the Shares by the Purchasers;

                (b) use its best efforts, subject to receipt of necessary information from Purchasers, to cause the Registration Statement to become effective no later than 60 days after the Registration Statement is filed by Issuer;

                (c) prepare and file with the Commission such amendments and supplements to the Registration Statement and the prospectus used in connection therewith as may be necessary to keep the Registration Statement effective until the earlier of (i) twelve months after the effective date of the Registration Statement or (ii) the date on which all of the Shares have been sold by Purchasers pursuant to the Registration Statement or Rule 144 under the 1933 Act or any other rule of similar effect;

                (d) furnish to the Purchasers with respect to the Shares registered under the Registration Statement such reasonable number of copies of prospectuses in order to facilitate the public sale or other disposition of all or any of the Shares by the Purchasers; provided, however, that the obligation of Issuer to deliver copies of prospectuses to Purchasers shall be subject to the receipt by Issuer of reasonable assurances from Purchasers that Purchasers will comply with the applicable provisions of the 1933 Act and of such other securities or blue sky laws as may be applicable in connection with any use of such prospectuses;



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                (e) file documents required of Issuer for normal blue sky
        clearance in states reasonably requested in writing by Purchasers; provided, however, that Issuer shall not be required to qualify to do business or consent to service of process in any jurisdiction in which it is not now so qualified or has not so consented; and

                (f) notify Purchasers at any time when a prospectus relating thereto is required to be delivered under the 1933 Act of the happening of any event as a result of which the prospectus included the Registration Statement, as then in effect includes an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances then existing.

                (g) bear all expenses in connection with the procedures in paragraphs (a) through (e) of this Section 4.1 and the registration of the Shares pursuant to the Registration Statement, other than fees and expenses, if any, of counsel or other advisers to Purchasers or underwriting discounts, brokerage fees and commissions incurred by the Purchasers, if any.

4.2 Transfer of Shares After Registration. Purchasers agree that they will not effect any disposition of the Shares or Warrants or their right to purchase Common Stock that would constitute a sale within the meaning of the Securities Act, except as contemplated in the Registration Statement referred to in Section 4.1, and that it will promptly notify Issuer of any changes in the information set forth in the Registration Statement regarding such Purchaser or its Plan of Distribution.

4.3     Indemnification.

                (a) Issuer agrees to indemnify and hold harmless Purchasers and each person, if any, who controls a Purchaser within the meaning of the 1933 Act, against any losses, claims, damages, liabilities or expenses, joint or several, to which a Purchaser or such controlling person may become subject, under the Securities Act, the Securities Exchange Act of 1934, as amended (the "1934 Act"), or any other federal or state statutory law or regulation, or at common law or otherwise (including in settlement of any litigation, if such settlement is effected with the written consent of Issuer), insofar as such losses, claims, damages, liabilities or expenses (or actions in respect thereof as contemplated below) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in the Registration Statement, or any amendment or supplement thereto, or arise out of or are based upon the omission or alleged omission to state in any of them a material fact required to be stated therein or necessary to make the statements in any of them, in light of the circumstances under



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        which they were made, not misleading, and will reimburse a Purchaser and each such controlling person for any legal and other expenses as such expenses are reasonably incurred by such Purchaser or such controlling person in connection with investigating, or defending, compromising or paying any such loss, claim, damage, liability, expense or action; provided, however, that Issuer will not be liable in any such case to the extent that any such loss, claim, damage, liability or expense arises out of or is based upon (i) an untrue statement or alleged untrue statement or omission or alleged omission made in the Registration Statement, the Prospectus or any amendment or supplement thereto in reliance upon and in conformity with written information furnished to Issuer by or on behalf of a Purchaser expressly for use therein, or (ii) the failure of a Purchaser to comply with the covenants and agreements contained in Section 4.2 hereof respecting sale of the Shares, or (iii) any statement or omission in any prospectus that is corrected in any subsequent prospectus that was delivered to Purchasers prior to the pertinent sale or sales by such Purchaser.

                (b) Purchasers will severally indemnify and hold harmless Issuer, each of its directors, each of its officers who signed the Registration Statement and each person, if any, who controls Issuer within the meaning of the 1933 Act, against any losses, claims, damages, liabilities or expenses to which Issuer, each of its directors, each of its officers who signed the Registration Statement or controlling person may become subject, under the 1933 Act, the 1934 Act, or any other federal or state statutory law or regulation (including in settlement of any litigation, if such settlement is effected with the written consent of Purchasers) insofar as such losses, claims, damages, liabilities or expenses (or actions in respect thereof as contemplated below) arise out of or are based upon (i) any failure to comply with the covenants and agreements contained in Section 4.2 hereof respecting the sale of the Shares or (ii) any untrue or alleged untrue statement of any material fact contained in the Registration Statement, the prospectus, or any amendment or supplement thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in the Registration Statement, the prospectus, or any amendment or supplement thereto, in reliance upon and in conformity with written information furnished to Issuer by or on behalf of a Purchaser expressly for use therein, and will reimburse Issuer, each of its directors, each of its officers who signed the Registration Statement or controlling person for any legal and other expense reasonably incurred by Issuer, each of its directors, each of its officers who signed the Registration Statement or controlling person in connection with investigating, defending, settling, compromising or paying any such loss, claim, damage, liability, expense or action.

4.4 Certain Information. With a view to making available to Purchasers the benefits of certain rules and regulations of the Commission which may permit the sale of the Shares to the public without registration. Issuer agrees to use its best efforts to:

                (a) make and keep public information available, as those terms are understood and defined in Rule 144 or any similar or analagous rule promulgated under the 1933 Act, at all times;



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                (b) file with the Commission, in a timely manner, all reports and other documents required of Issuer under the 1934 Act; and

                (c) furnish to Purchasers upon request a written statement by Issuer as to its compliance with the reporting requirements of said Rule 144 and of the 1934 Act, a copy of the most recent annual or quarterly report of Issuer, and such other reports and documents as Purchasers may reasonably request in availing himself of any rule or regulation of the Commission allowing him to sell any such securities without registration.

5.      Miscellaneous.

                (a) Neither Issuer nor Purchasers nor any of their respective successors, agents, affiliates, directors, officers, employees or assigns shall issue any press release or other form of public comment relating to the matters set forth in this Agreement without the prior consent of the other party, which consent shall not be unreasonably withheld; provided, however, nothing herein shall be construed to restrict any party from any disclosure required by law, following prior written notice to the other party. Nothing in this Paragraph 5 (a) shall be construed as creating any liability on any other party for the disclosure made by a party, with or without such other party's prior consent.

                (b) The parties hereto will at any time, and from time to time after the Closing, upon request of the other party, execute, acknowledge and deliver all such further acts, deeds, assignments, transfers, conveyances, powers of attorney and assurances as may be required to carry out the intent of this Agreement, and to transfer and vest title to any Shares being transferred hereunder, and to protect the right, title and interest in and enjoyment of all of the Shares sold, granted, assigned, transferred, delivered and conveyed pursuant to this Agreement; provided, however, that this Agreement shall be effective regardless of whether any such additional documents are executed.

                (c) This Agreement shall be binding upon Purchasers, Issuer, their respective administrators, legal representatives, successors, and permitted assigns. Nothing in this Agreement, expressed or implied, is intended to confer upon any person, other than the parties hereto, any rights or remedies under or by reason of this Agreement.

                (d) The representations and warranties contained herein shall survive the execution and delivery of this Agreement and the consummation of the transactions contemplated hereby and remain in full force and effect, notwithstanding any investigation at any time made by or on behalf of the parties.

                (e) This Agreement shall be construed in accordance with and governed by the laws of the State of California, without regard to principles of conflicts of laws.

                (f) The parties to this Agreement hereby agree that an award of damages alone is inadequate to remedy a breach of the terms of this Agreement, and that specified performance, injunctive relief, or other equitable remedy is the only way by which the intent of this Agreement may be adequately realized upon breach by one or more of the



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        parties hereto. Such remedy shall, however, be cumulative and not exclusive, and shall be in addition to any other remedy which the parties may have.

                (g) This Agreement constitutes the entire agreement between the parties hereto with respect to the subject matter hereof, and may be amended only by a writing executed by all of the parties.

                (h) If for any reason whatsoever, any one or more of the provisions of this Agreement shall be held or deemed to be inoperative, unenforceable or invalid as applied to any particular case or in all cases, such circumstances shall not have the effect of rendering such provision invalid in any other case or of rendering any of the other provisions of this Agreement inoperative, unenforceable or invalid.

                (i) Neither this Agreement nor any of the parties' rights hereunder shall be assignable by any party hereto without the prior written consent of the other parties hereto and any purported assignment without such consent shall be null and void.

                (j) This Agreement may be executed in any number of counterparts, each of which shall be considered an original but all of which shall constitute the agreement by and among the parties.

                (k) Each of the parties hereto shall be responsible for its own fees and expenses, including all legal and accounting fees incurred in connection with this transaction.


        IN WITNESS WHEREOF, the Purchasers and Seller have duly executed and delivered this Agreement as of the date first above written.


VENTURE CATALYST INCORPORATED,
a Utah corporation

By: /s/  Kevin McIntosh
   ---------------------------------
   Title: VP and CFO


/s/ Jonathan Ungar
------------------------------------
JONATHAN UNGAR


/s/ Alan Woods
------------------------------------
ALAN HENRY WOODS



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                                    EXHIBIT A



                                              Shares      Warrants
                                             -------      -------
Jonathan Ungar                               358,587      144,775
Alan Henry Woods                             220,518            0
                                             -------      -------
                                  Total      579,105      144,775



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